UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                               FORM 8-K/12g-3

                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 30, 1999


                           UNION BANKSHARES, INC.
           (Exact name of registrant as specified in its charter)


Vermont                          333-82709                  03-0283552
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)            Identification No.)
 incorporation)



20 Main St., P.O. Box 667
Morrisville, Vermont                                       05661-0667
(Address of principal executive offices)                   (Zip Code)




     Registrant's telephone number, including area code: (802) 888-6600


                               Not applicable
        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

The Merger
----------

On November 30, 1999, Union Bankshares, Inc., Morrisville, Vermont ("Union") and Citizens Savings Bank and Trust Company, St. Johnsbury, Vermont ("Citizens") consummated their previously announced affiliation pursuant to an Affiliation Agreement dated as of February 16, 1999 (the "Affiliation Agreement") and a related Agreement and Plan of Merger dated as of November 19, 1999 (the "Merger Agreement"). The affiliation of the two companies was accomplished through a merger of a newly-organized merger subsidiary of Union with and into Citizens (the "Merger"). The Merger was approved by the shareholders of Citizens at special meetings held on November 19, 1999.
Also on that date, the shareholders of Union approved an amendment to Union's amended and restated Articles of Association increasing Union's authorized common stock from 2,400,000 shares to 5,000,000 shares. The increase was necessary to provide sufficient shares to issue in the Merger.

In connection with the Merger, each outstanding share of Citizens $1.00 par value common stock (other than shares as to which dissenters' rights were exercised) was converted into 6.5217 shares of Union's $2.00 par value common stock. Union issued 991,089 shares in the Merger. Fractional shares were settled in cash at the rate of $23.00 per share. Union filed a Registration Statement on Form S-4 (No. 333-82709) with the Securities and Exchange Commission in connection with the transaction.

After giving effect to the Merger, Union has 3,029,229 shares issued and outstanding. The Merger was accounted for as a pooling of interests and was structured as a tax-free reorganization.

Citizens will retain its separate banking charter and banking operations. With this affiliation, Union is now the holding company for both Citizens and Union Bank, based in Morrisville, Vermont. As of November 30, 1999, Union had consolidated unaudited assets of approximately $300 million, deposits of approximately $265 million and shareholders' equity of approximately $32 million.

In connection with the Merger, Jerry S. Rowe, President and Director of Citizens, was appointed to the Board of Union, along with two additional Citizens Directors, Franklin G. Hovey, II and William T. Costa. Mr. Rowe was also appointed as a Vice President of Union. Union President and Director, Kenneth D. Gibbons, and Union Vice President and Director, Cynthia
D. Borck, were appointed to the Citizens Board.

Additional information regarding consummation of the Merger is contained in the press release filed as Exhibit 99 to this Report.

Union as Exchange Act Successor to Citizens
-------------------------------------------

Prior to the Merger, Citizens' common stock was registered under Section 12(g) of the Securities Exchange Act of 1934. As a state-chartered nonmember bank, Citizens filed its Exchange Act reports and information with the Federal Deposit Insurance Corporation ("FDIC"). By virtue of the Merger and pursuant to Securities and Exchange Commission ("SEC") rule 12g-3, Union has succeeded to Citizens' reporting and other obligations under Section 12(g) of the Exchange Act, but will file its reports and other information with the SEC, rather than the FDIC.

Description of Union's Common Stock
-----------------------------------

Authorized Capital Stock. Union has only one authorized class of capital stock, $2.00 par value common stock. Union has 5,000,000 shares of common stock authorized, of which 3,029,229 were issued and outstanding after giving effect to the Merger, and 59,700 shares of which were reserved for future issuance under the terms of Union's 1998 Incentive Stock Option Plan, or its predecessor plan, Union's 1988 Incentive Stock Option Plan.

Union's common stock is not presently traded or quoted on any exchange or in the over-the-counter market and no broker makes a market in the stock. The stock is traded from time to time through brokers or by holders in private transactions, but such trading is sporadic, and bid and ask prices are not publicly reported.

Voting Rights. Each outstanding share of Union common stock entitles the holder to one vote on all matters submitted to vote of shareholders, including election of directors. Unless a larger vote is required by law or by Union's Amended and Restated Articles of Association, a matter is deemed to be approved if more votes are cast in favor of the matter than against. Abstentions and broker non-votes are disregarded for purposes of determining whether the requisite vote has been achieved.

Directors of Union are elected by a plurality of the shares of common stock voted in the election at a meeting at which a quorum is present. Union's shareholders do not have the right to cumulate their votes for directors.

Dividends. Holders of Union's common stock are entitled to such dividends as Union's Board may declare from time to time out of funds legally available for such payment. Because Union has no substantial independent sources of income at the holding company level, payment of dividends by Union to its shareholders depends upon the receipt by it of dividends from its subsidiaries, Union Bank and Citizens. Applicable banking laws could restrict the payment of dividends by Citizens and Union Bank in some circumstances.

Liquidation. In the event of liquidation, dissolution or winding up of Union, the holders of Union's common stock would be entitled to share ratably in all assets remaining after payment of all Union's debts and other liabilities.

Non-Assessable Shares. The outstanding shares of Union's common stock are fully paid and non-assessable.

No Conversion, Redemption or Preemptive Rights. Holders of Union common stock do not have conversion, sinking fund or redemption rights, nor do they have any preemptive rights to subscribe for additional shares of Union's common stock or other securities, in the event additional shares or other securities are issued in the future.

No Preferential Rights. All shares of Union's common stock have equal dividend, distribution, liquidation and other rights and have no preference or special rights over any other shares of Union's common stock.

Antitakeover Provisions. Union's Amended and Restated Articles of Association provide that certain business combinations with a substantial shareholder or its affiliates require approval by the affirmative vote of the holders of at least 67% of Union's outstanding common stock. A substantial shareholder is one who together with its affiliates owns 5% or more of Union's outstanding common stock. Union's Board of Directors would have the right to override the 67% vote requirement in any particular transaction. If the Board chose to override the 67% vote, the Board could require only the percentage vote that would otherwise be required under Vermont's business corporation laws, which is ordinarily a majority of the outstanding common stock.

The effect of these provisions may be to discourage attempts to acquire control of Union without direct negotiation with Union's Board and to enhance the Board's ability to negotiate the most favorable terms for all of Union's shareholders, or to resist a hostile takeover attempt entirely, as it may deem advisable in the circumstances.

The 67% vote requirement in Union's Articles may only be amended by the affirmative vote of at least 67% of Union's outstanding common stock.

Limitation of Director Liability. Union's Amended and Restated Articles of Association limit the liability of Union's directors to the fullest extend permitted by law. The Vermont Business Corporation law prohibits exculpation for any of the following:

   *  the amount of any improper financial benefit received by the director;
   * liability resulting from intentional reckless infliction of harm on the company or its shareholders;
   * a violation of the director's statutory duty not to authorize or consent to unlawful distributions; or
   *  intentional or reckless criminal acts.

Item 7.  Financial Statements and Exhibits

(a)   Financial Statements.

      (1) The audited consolidated financial statements of Citizens as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, and the independent auditors' report thereon, previously included in Union's Registration Statement on Form S-4 (No. 333-82709), as amended, are hereby incorporated by reference.

      (2) The unaudited consolidated interim financial statements of Citizens as of June 30, 1999 and 1998 and for the six month period then ended, previously included in Union's Registration Statement on Form S-4 (No. 333-82709), as amended, are hereby incorporated by reference.

(b)   Pro Forma Financial Information.

      (1) The unaudited pro forma condensed combined income statements of Union for the years ended December 31, 1998, 1997 and 1996, giving effect to the Merger under the pooling of interests method of accounting, were set forth on pages 73 and 75-78 of Union's Joint Proxy Statement/Prospectus contained in its Registration Statement on Form S-4 (No. 333-82709), as amended, and are hereby incorporated by reference.

      (2) The unaudited pro forma condensed combined balance sheet of Union as of June 30, 1999 and the unaudited pro forma condensed combined income statement of Union for the six month period ended June 30, 1999, giving effect to the Merger under the pooling of interest method of accounting, were set forth on pages 72-74 of Union's Joint Proxy Statement/Prospectus contained in its Registration Statement on Form S-4 (No. 333-82709), as amended, and are incorporated herein by reference.

(c) Exhibits. The following exhibits are filed herewith or incorporated by reference as part of this report:

      2.1 Affiliation Agreement dated as of February 16, 1999, between Union and Citizens, incorporated by reference to Appendix I to the Joint Proxy Statement/Prospectus contained in the Registration Statement of Union on Form S-4 (No. 333-82709), as amended.

      2.2 Agreement and Plan of Merger, dated as of November 19, 1999, between Union Interim Bank and Citizens and joined in by Union, incorporated by reference to Appendix II to the Joint Proxy Statement/Prospectus contained in the Registration Statement of Union on Form S-4 (No. 333-82709), as amended.

      3.1 Amended and Restated Articles of Association of Union (as of May 8, 1997).

      3.2 Amendment filed May 19, 1998 to Amended and Restated Articles of Association of Union, adding new sections 8 and 9.

      3.3 Amendment filed November 24, 1999 to Amended and Restated Articles of Association of Union, amending section 7.

      3.4   By-laws of Union, as amended.

      23    Consent of A.M. Peisch & Company, independent auditors to
            Citizens.

      99    Press Release dated November 30, 1999.


                                 SIGNATURES
                                 ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UNION BANKSHARES, INC.

Date: December 10, 1999                By: /s/ Kenneth D. Gibbons
                                      ----------------------------
                                               Kenneth D. Gibbons
                                               President and Chief
                                               Executive Officer



                                EXHIBIT INDEX


2.1 Affiliation Agreement dated as of February 16, 1999, between Union and Citizens, incorporated by reference to Appendix I to the Joint Proxy Statement/Prospectus contained in the Registration Statement of Union on Form S-4 (No. 333-82709), as amended.

2.2 Agreement and Plan of Merger, dated as of November 19, 1999, between Union Interim Bank and Citizens and joined in by Union, incorporated by reference to Appendix II to the Joint Proxy Statement/Prospectus contained in the Registration Statement of Union on Form S-4 (No. 333-82709), as amended.

3.1   Amended and Restated Articles of Association of Union (as of May 8,
      1997).

3.2 Amendment filed May 19, 1998 to Amended and Restated Articles of Association of Union, adding new sections 8 and 9.

3.3 Amendment filed November 24, 1999 to Amended and Restated Articles of Association of Union, amending section 7.

3.4   By-laws of Union, as amended.

23    Consent of A.M. Peisch & Company, independent auditors to Citizens.

99    Press Release dated November 30, 1999.